UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2005

                             ITEC ATTRACTIONS, INC.
             (Exact name of Registrant as Specified in its Charter)

         Nevada                          0-21070               66-0426648
(State or other jurisdiction of     Commission File No.      (I.R.S. Employer
incorporation or organization)                             Identification No.)

                      3562 Shepherd of the Hills Expressway
                             Branson, Missouri 65616
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: 417-335-3533

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01  Other Events

On June 23, 2005, the Company's Board of Directors approved a proposal to implement a 381,426 reverse stock split ("Reverse Stock Split"). The purpose of the Reverse Stock Split is to take the Company private and to enable the Company to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") and its periodic reporting obligations under Section 13 of the Exchange Act ("Registration and Periodic Reporting Obligations") so that it may continue future operations as a private company, thereby relieving it of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. The Company intends to accomplish this purpose by reducing the number of holders of record of its common stock to two persons, Paul M. Bluto and L. Ann Bluto, by cashing out the fractional shares that would otherwise result from the Reverse Stock Split at a price of $0.27 per pre-split share.

The terms of the Reverse Stock Split require that the Third Article of the Company's Articles of Incorporation be amended to effectuate the Reverse Stock Split (the "Amendment").

The Company intends to submit the Reverse Stock Split and the Amendment to the record holders of a majority of its outstanding common stock as of July 31, 2005 (the "Approval Record Date") for their approval by written consent. The Company is required to file a Schedule 13E-3 Transaction Statement and an Information Statement with the United States Securities and Exchange Commission (the "Commission") describing the Reverse Stock Split in detail. Following any review by the Commission, the Company plans to disseminate the Information Statement to stockholders of record as of the Approval Record Date. At least 20 days after the mailing of the Information Statement, the Company will file the Amendment with the Nevada Secretary of State. The Reverse Stock Split will become effective upon filing of the Amendment.

The Company is unable to determine the exact effective date of the Reverse Stock Split at this time but believes that it will be before the end of the third quarter of 2005. The Company's Board of Directors has reserved the right to abandon the Reverse Stock Split at any time prior to the effective date if it determines this is in the best interests of the Company or the best interests of the stockholders. The Company anticipates that its Registration and Periodic Reporting Obligations will cease upon the filing of a Form 15 with the Commission following the effective date of the Reverse Stock Split.

The Company's common stock is presently traded on the OTC Bulletin Board ("ITAT.OB"). Following the Reverse Stock Split, the common stock will not qualify to be traded on any automated quotation system operated by a national securities association and will no longer be traded on the OTC Bulletin Board. The common stock may be eligible to trade in the "Pink Sheets," however the Company has no present plans to apply for its common stock to be traded in the Pink Sheets.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           ITEC ATTRACTIONS, INC.
                                           (Registrant)

Date: June 27, 2005                        /s/ Paul E. Rasmussen
                                           Paul E. Rasmussen
                                           President and Chief Operating Officer


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